Winner Medical Announces Preliminary Fiscal Fourth Quarter 2010 Results

Provides Preliminary Fiscal 2011 Guidance

-Fiscal Q4 revenues up 2.1% to $28.2 million; net income increased 5.7% to $3.1 million
-FY 2010 revenue increased 16.9% to $115.0 million; net income increased 43.4% to $13.1 million
-Preliminary FY2011 revenue guidance: $138-$150 million, up 20%-30% YOY

SHENZHEN, China, November 12, 2010 /PRNewswire via COMTEX/ --

Winner Medical Group Inc. (Nasdaq: WWIN; "Winner Medical"), a leading manufacturer of medical dressings, medical disposables and non-woven PurCotton® materials for the medical and consumer products industries in China, today announced preliminary, unaudited financial results for its fiscal fourth quarter and full year ended September 30, 2010. 2010 fiscal fourth quarter and year ended results are unaudited and subject to change.

Fiscal Fourth Quarter 2010 Results (Amounts in millions)

	Q4 FY2010	Q4 FY2009	% Change
Net Sales	$28.2	$27.7	2.1%
Cost of Sales	$19.4	$19.3	0.5%
Gross Profit	$8.8	$8.4	5.8%
Gross Margin	31.3%	30.2%	1.1%
Net Income Attributable to Winner Medical Group Inc.	$3.1	$2.9	5.7%

Fiscal 2010 Results

"We maintained stable gross margins and delivered modest fourth-quarter operating results despite pressure from the European debt crisis, a parabolic increase in raw material prices, and a rising RMB, all of which occurred simultaneously," said Jianquan Li, Chairman and Chief Executive Officer of Winner Medical. "During the past year we have made significant progress on several of our growth initiatives which are evidenced in our full year results, which include stable gross margins. We are confident the actions we have taken will yield further operating benefits during 2011. Our brand and competitive position continues to improve as rising commodity costs drive smaller competitors out of business. As we raise prices and gain additional market share by expanding distribution in China and abroad, we are confident in achieving our revenue growth to our target rate of 20%-30% per annum."

Medical Business Update

Preliminary net sales to Europe grew approximately 5.4% versus the fourth quarter of fiscal 2009. Orders in Europe slowed for the entire industry as the debt crisis hit and clients located in Greece and Spain in particular postponed or cancelled orders. Export sales to North and South America remained robust, growing by approximately 20.7%. The growth was driven by increased orders from American and Brazilian clients, since Winner Medical’s quality and delivery punctuality is well recognized.

Cotton prices spiked during the summer, rising over 23% from June 30, 2010 to September 30, 2010. Manufacturers such as Winner Medical raised prices to offset these unprecedented levels of commodity inflation, and customers in China and Japan postponed orders. A positive benefit from soaring cotton prices for Winner Medical in the long-run is that many small competitors without sufficient scale are reducing output and shutting down their manufacturing facilities as they start to lose money.

Approximately 81% of Winner Medical’s sales come from export sales denominated in currencies other than the RMB. During the fourth quarter, the RMB appreciated relative to the U.S. dollar.

Under these pressures, Winner Medical is increasing its selling prices to its customers to pass along raw material cost increases. While this will benefit operating results, there is a time lag for these increases to be passed on which will impact net income in the near term.

PurCotton® Business Update

Preliminary PurCotton® sales grew 35.4% during the fourth quarter to $3.1 million and benefitted from increased sales at the Company’s PurCotton chain stores and from jumbo rolls sales to customers in China and Japan.

As of November 12, 2010, Winner Medical owned and operated 23 PurCotton chain stores in major cities in Guangdong Province, including Shenzhen where the corporate headquarters are located. PurCotton stores are primarily located in downtown shopping malls. The stores range in size from 160 to 650 square feet. In order to build a healthy and sustainable retail business, the Company was slowing down the pace of chain stores opening during the third quarter. After a quarter’s careful evaluation on store location and size, product packaging and pricing, brand image, customer service and marketing, the Company has clearer operating and financial metrics. The Company started opening new stores in Guangzhou and other main cities in Guangdong province. It expects to open new stores in Beijing and Shanghai in November and December 2010, respectively.

In July 2010, the Company opened its first online PurCotton store http://purcotton.mall.taobao.com, featuring its entire array of products on Taobao.com, the largest online trading platform in China. This is the Company’s first initiative to establish PurCotton Business-to-Consumer (B2C) online stores in order to address the consumers’ evolving shopping preferences. In September 2010, the Company also built its own B2C trading website, www.purcotton.com, which is co-branded through its retail stores. Management expects these online initiatives to further strengthen PurCotton’s brand awareness and generate incremental sales to new customers.

Customer feedback continues to be excellent as the superior quality and functionality have been embraced. Furthermore, we are confident the price points are structured to ensure additional market share gains. The Company is expanding capacity to support future growth in this important product category.

Preliminary Fiscal 2011 Guidance

Winner Medical expects its total revenues in fiscal year 2011 to be in the range of $138 million to $150 million, representing a 20-30% year-over-year increase. This forecast reflects Winner Medical's current and preliminary view, which is subject to change.

About Winner Medical:

Winner Medical is a leading manufacturer and the largest exporter by volume in the medical dressing industry in China. Headquartered in Shenzhen, the Company has nine wholly owned operating subsidiaries and three joint ventures with around 5,000 employees. The Company engages in the manufacturing, sale, research and development of medical care products, wound care products, home care products and PurCotton® products, a non-woven fabric made from 100% natural cotton. The products are sold worldwide, with Europe, the United States, China and Japan serving as the top four markets. The Company currently holds more than sixty patents and patent applications for various products and manufacturing processes and is one of the few Chinese companies licensed by the U.S. Food and Drug Administration (FDA) to ship finished, sterilized products directly to the United States market. To learn more about Winner Medical, please visit Winner Medical's web site at: http://ir.winnermedical.com.

Forward-Looking Statements

This press release contains certain statements that may include "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical fact included herein, are "forward-looking statements" including statements regarding Winner Medical and its subsidiary companies' business strategy, plans and objectives and statements of non-historical information. These forward-looking statements are often identified by the use of forward-looking terminology such as "believes," "expects" or similar expressions and involve known and unknown risks and uncertainties. Although Winner Medical believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Winner Medical's actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in Winner Medical's periodic reports that are filed with and available from the Securities and Exchange Commission. All forward-looking statements attributable to Winner Medical or persons acting on its behalf are expressly qualified in their entirety by these factors. Other than as required under the securities laws, Winner Medical does not assume a duty to update these forward-looking statements.

For more information, please contact:

Company: Huixuan Chen (Fiona)
             Investor Relations
             Winner Medical Group Inc.
             Tel: +86-755-2806-6858
                    +86-755-2813-8888 (x691)
             Email: investors@winnermedical.com
             Web:  http://ir.winnermedical.com

Investors: Scott Powell
               HC International, Inc.
               Tel:   +1-917-721-9480
               Email: scott.powell@hcinternational.net
               Web:  http://www.hcinternational.net